Exhibit 99.1
Ziff Davis Reports Third Quarter 2024 Financial Results and
Reaffirms 2024 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the third quarter ended September 30, 2024.

“We are very pleased with our third quarter results,” said Vivek Shah, Chief Executive Officer of Ziff Davis. “We are seeing improvements in the businesses that we currently own, as well as opportunities to leverage our strong balance sheet and free cash flows to acquire businesses that we would like to own.”

THIRD QUARTER 2024 RESULTS

•Q3 2024 quarterly revenues increased 3.7% to $353.6 million compared to $341.0 million for Q3 2023.
•Loss from operations increased to $29.3 million compared to $13.3 million for Q3 2023. This includes a $85.3 million goodwill impairment recognized in Q3 2024 compared to a $56.9 million goodwill impairment recognized in Q3 2023.
•Net loss (1) increased to $48.6 million compared to $31.0 million for Q3 2023. This includes a $85.3 million goodwill impairment recognized in Q3 2024 compared to a $56.9 million goodwill impairment recognized in Q3 2023.
•Net loss per diluted share (1) increased to $1.11 in Q3 2024 compared to $0.67 for Q3 2023.
•Adjusted EBITDA (2) for the quarter increased 9.6% to $124.7 million compared to $113.7 million for Q3 2023.
•Adjusted net income (2) increased 4.3% to $72.1 million compared to $69.1 million for Q3 2023.
•Adjusted net income per diluted share (1)(2) (or “Adjusted diluted EPS”) for the quarter increased 9.3% to $1.64 compared to $1.50 for Q3 2023.
•Net cash provided by operating activities was $106.0 million in Q3 2024 compared to $72.8 million in Q3 2023. Free cash flow (2) was $80.1 million in Q3 2024 compared to $45.6 million in Q3 2023.
•Ziff Davis ended the quarter with approximately $538.9 million in cash, cash equivalents, and investments after deploying approximately $96.1 million primarily related to share repurchases and $154.9 million for current and prior year acquisitions.

The following table reflects results for the three and nine months ended September 30, 2024 and 2023, respectively (in millions, except per share amounts).

(Unaudited)	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
	2024	2023		2024	2023
Revenues
Digital Media	$283.6	$267.9	5.8%	$774.4	$754.9	2.6%
Cybersecurity and Martech	$70.0	$73.1	(4.1)%	$214.5	$219.2	(2.2)%
Total revenues (3)	$353.6	$341.0	3.7%	$988.9	$974.1	1.5%
(Loss) income from operations	$(29.3)	$(13.3)	(120.0)%	$35.1	$51.9	(32.3)%
Operating (loss) income margin	(8.3)%	(3.9)%	(4.4)%	3.6%	5.3%	(1.7)%
Net loss (1)	$(48.6)	$(31.0)	56.8%	$(1.0)	$(21.9)	(95.3)%
Net loss per diluted share (1)	$(1.11)	$(0.67)	65.7%	$(0.02)	$(0.47)	(95.7)%
Adjusted EBITDA (2)	$124.7	$113.7	9.6%	$321.7	$314.7	2.2%
Adjusted EBITDA margin (2)	35.3%	33.3%	2.0%	32.5%	32.3%	0.2%
Adjusted net income (1)(2)	$72.1	$69.1	4.3%	$184.3	$180.4	2.2%
Adjusted diluted EPS (1)(2)	$1.64	$1.50	9.3%	$4.08	$3.86	5.7%
Net cash provided by operating activities	$106.0	$72.8	45.5%	$232.1	$227.8	1.9%
Free cash flow (2)	$80.1	$45.6	75.8%	$152.6	$145.4	5.0%

Notes:

(1)
GAAP effective tax rates were approximately (34.9)% and (20.7)% for the three months ended September 30, 2024 and 2023, respectively, and 149.0% and (1,040.8)% for the nine months ended September 30, 2024 and 2023, respectively. Adjusted effective tax rates were approximately 24.3% and 22.9% for the three months ended September 30, 2024 and 2023, respectively, and 23.9% and 23.8% for the nine months ended September 30, 2024 and 2023, respectively.

(2)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures” further in this release.
(3)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.

ZIFF DAVIS GUIDANCE

The Company reaffirms its guidance for fiscal year 2024 as follows (in millions, except per share data):

	2024 Range of Estimates
	Low	High
Revenue	$1,411.0	$1,471.0
Adjusted EBITDA	$500.0	$521.0
Adjusted diluted EPS*	$6.43	$6.77

* Adjusted diluted EPS for 2024 excludes amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax. It is anticipated that the Adjusted effective tax rate for 2024 will be between 23.25% and 25.25%.

A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP financial measures is not available without unreasonable effort due, primarily, to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise in the future.

Earnings Conference Call and Audio Webcast
Ziff Davis will host a live audio webcast and conference call discussing its third quarter 2024 financial results on Friday, November 8, 2024, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.
About Ziff Davis
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, connectivity, health and wellness, cybersecurity, and martech. For more information, visit www.ziffdavis.com.
Contact:
Alan Steier
Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Rebecca Wright
Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote, the “Ziff Davis Guidance” section regarding the Company’s expected fiscal 2024 financial performance, and our discussion of net cash provided by operating activities and free cash flow. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to our most recent Annual Report on Form 10-K and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote, in the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2024 financial performance, and our discussion of net cash provided by operating activities and free cash flows are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$386,122	$737,612
Short-term investments	—	27,109
Accounts receivable, net of allowances of $7,352 and $6,871, respectively	470,550	337,703
Prepaid expenses and other current assets	94,345	88,570
Total current assets	951,017	1,190,994
Long-term investments	152,817	140,906
Property and equipment, net of accumulated depreciation of $348,322 and $327,015, respectively	197,482	188,169
Intangible assets, net	470,774	325,406
Goodwill	1,572,854	1,546,065
Deferred income taxes	8,622	8,731
Other assets	65,879	70,751
TOTAL ASSETS	$3,419,445	$3,471,022
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$371,498	$123,256
Accrued employee related costs	33,829	50,068
Other accrued liabilities	36,557	43,612
Income taxes payable, current	10,470	14,458
Deferred revenue, current	204,029	184,549
Other current liabilities	11,011	15,890
Total current liabilities	667,394	431,833
Long-term debt	863,741	1,001,312
Deferred income taxes	53,577	45,503
Income taxes payable, noncurrent	—	8,486
Deferred revenue, noncurrent	7,513	8,169
Other long-term liabilities	74,908	82,721
TOTAL LIABILITIES	1,667,133	1,578,024

Common stock	427	461
Additional paid-in capital	480,271	472,201
Retained earnings	1,335,083	1,491,956
Accumulated other comprehensive loss	(63,469)	(71,620)
TOTAL STOCKHOLDERS’ EQUITY	1,752,312	1,892,998
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,419,445	$3,471,022

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Total revenues	$353,580	$340,985	$988,865	$974,143
Operating costs and expenses:
Direct costs	53,243	55,526	152,900	148,677
Sales and marketing	127,418	125,062	369,184	360,916
Research, development, and engineering	15,255	17,597	49,824	53,328
General, administrative, and other related costs	101,695	99,269	296,558	302,481
Goodwill impairment on business	85,273	56,850	85,273	56,850
Total operating costs and expenses	382,884	354,304	953,739	922,252
(Loss) income from operations	(29,304)	(13,319)	35,126	51,891
Interest expense, net	(4,024)	(2,817)	(7,597)	(17,780)
Loss on sale of businesses	—	—	(3,780)	—
Loss on investments, net	—	(6,019)	(7,654)	(29,203)
Other (loss) income, net	(2,633)	(3,571)	2,530	(5,982)
(Loss) income before income tax expense and (loss) income from equity method investment	(35,961)	(25,726)	18,625	(1,074)
Income tax expense	(12,539)	(5,335)	(27,760)	(11,180)
(Loss) income from equity method investment, net of tax	(77)	90	8,095	(9,665)
Net loss	$(48,577)	$(30,971)	$(1,040)	$(21,919)

Net loss per common share:
Basic	$(1.11)	$(0.67)	$(0.02)	$(0.47)
Diluted	$(1.11)	$(0.67)	$(0.02)	$(0.47)
Weighted average shares outstanding:
Basic	43,924,158	46,062,097	45,088,272	46,612,660
Diluted	43,924,158	46,062,097	45,088,272	46,612,660

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(1,040)	$(21,919)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	151,945	167,333
Non-cash operating lease costs	8,392	7,248
Share-based compensation	30,633	24,393
Provision for credit losses on accounts receivable	2,289	2,296
Deferred income taxes	(14,575)	(25,658)
Loss on sale of businesses	3,780	—
Goodwill impairment on business	85,273	56,850
(Income) loss from equity method investments, net	(8,095)	9,665
Loss on investments, net	7,654	29,203
Other	2,390	5,113
Decrease (increase) in:
Accounts receivable	46,576	11,043
Prepaid expenses and other current assets	(8,152)	(10,059)
Other assets	(2,794)	(7,961)
Increase (decrease) in:
Accounts payable	(66,313)	1,955
Deferred revenue	9,269	(6,820)
Accrued liabilities and other current liabilities	(15,150)	(14,839)
Net cash provided by operating activities	232,082	227,843
Cash flows from investing activities:
Purchases of property and equipment	(79,476)	(82,476)
Acquisition of businesses, net of cash received	(211,526)	(9,492)
Purchases of equity method investment	—	(11,790)
Proceeds from sale of equity investments	19,455	3,174
Proceeds on sale of business, net of cash divested	7,860	—
Other	(884)	(4,154)
Net cash used in investing activities	(264,571)	(104,738)
Cash flows from financing activities:
Payment of debt	(134,989)	—
Repurchase of common stock	(183,981)	(107,341)
Issuance of common stock under employee stock purchase plan	4,525	4,725
Deferred payments for acquisitions	(7,442)	(14,141)
Other	(1,209)	(53)
Net cash used in financing activities	(323,096)	(116,810)
Effect of exchange rate changes on cash and cash equivalents	4,095	1,536
Net change in cash and cash equivalents	(351,490)	7,831
Cash and cash equivalents at beginning of year	737,612	652,793
Cash and cash equivalents at end of year	$386,122	$660,624

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Free cash flow, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including, but not limited to:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Other (income) loss, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations, and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investments, net. This is a non-cash expense as it relates primarily to our investment in OCV Fund I, LP (the “Fund”). We believe that gain or loss resulting from our equity method investment does not represent core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-used software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Acquisition, integration, and other costs. Includes adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance, third-party debt modification costs, and legal settlements. These expenses do not represent core business operating results of the Company;

•Disposal related costs. These are expenses associated with the disposal of certain businesses that do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment on business. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total revenues.
Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest, net. This reflects the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with the 1.75% Convertible Notes in each period presented, offset in part by a certain interest income earned by the Company. These net expenses do not represent core business operating results of the Company;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this gain or loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•(Income) loss from equity method investments, net. This is a non-cash income or expense as it relates primarily to our investment in the OCV Fund. We believe that gains or losses resulting from our equity method investment do not represent core business operating results of the Company;
•Amortization. Includes the amortization of patents and intangible assets that we acquired. This is a non-cash expense as it primarily relates to identifiable definite-lived intangible assets of the acquired businesses. We believe that acquired intangible assets represent cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Acquisition, integration, and other costs. Includes adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance, third-party debt modification costs, and legal settlements. These expenses do not represent core business operating results of the Company;
•Disposal related costs. These are expenses associated with the disposal of certain businesses that do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired ROU assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment on business. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted net income (loss) per diluted share is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution.
Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration (if any).
Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss), generally based upon the effective marginal tax rate of each adjustment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net loss to Adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net loss	$(48,577)	$(30,971)	$(1,040)	$(21,919)
Interest expense, net	4,024	2,817	7,597	17,780
Loss on sale of businesses	—	—	3,780	—
Loss on investments, net	—	6,019	7,654	29,203
Other loss (income), net	2,633	3,571	(2,530)	5,982
Income tax expense	12,539	5,335	27,760	11,180
Loss (income) from equity method investments, net	77	(90)	(8,095)	8,165
Depreciation and amortization	51,351	55,854	151,945	167,333
Share-based compensation	10,161	6,774	30,633	24,393
Acquisition, integration, and other costs	6,705	4,457	16,808	11,351
Disposal related costs	(22)	1,633	551	1,842
Lease asset impairments and other charges	527	1,485	1,370	2,583
Goodwill impairment on business	85,273	56,850	85,273	56,850
Adjusted EBITDA	$124,691	$113,734	$321,706	$314,743

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth Revenues and a reconciliation of (Loss) income from operations to Adjusted EBITDA by segment:

	Three months ended September 30, 2024
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$283,554	$70,026	$—	$353,580

(Loss) income from operations	$(24,750)	$14,889	$(19,443)	$(29,304)
Depreciation and amortization	43,339	7,979	33	51,351
Share-based compensation	3,408	1,178	5,575	10,161
Acquisition, integration, and other costs	3,753	476	2,476	6,705
Disposal related costs	(390)	—	368	(22)
Lease asset impairments and other charges	429	98	—	527
Goodwill impairment on a business	85,273	—	—	85,273
Adjusted EBITDA	$111,062	$24,620	$(10,991)	$124,691

	Three months ended September 30, 2023
	Digital Media	Cybersecurity and Martech	Corporate	Total
Revenues	$267,934	$73,051	$—	$340,985

(Loss) income from operations	$(12,922)	$12,527	$(12,924)	$(13,319)
Depreciation and amortization	44,907	10,941	6	55,854
Share-based compensation	2,579	399	3,796	6,774
Acquisition, integration, and other costs	4,138	263	56	4,457
Disposal related costs	452	203	978	1,633
Lease asset impairments and other charges	1,379	106	—	1,485
Goodwill impairment on a business	56,850	—	—	56,850
Adjusted EBITDA	$97,383	$24,439	$(8,088)	$113,734

Figures above are net of intercompany costs and revenues.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following table set forth a reconciliation of Net loss to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended September 30,
	2024	Per diluted share*	2023	Per diluted share*
Net loss	$(48,577)	$(1.11)	$(30,971)	$(0.67)
Interest, net	60	—	336	0.01
(Gain) loss on sale of business	(9)	—	3,433	0.07
Loss on investments, net	—	—	4,465	0.10
Loss (income) from equity method investments, net	77	—	(90)	—
Amortization	20,748	0.47	25,070	0.55
Share-based compensation	8,628	0.20	6,813	0.15
Acquisition, integration, and other costs	5,455	0.13	1,334	0.03
Disposal related costs	25	—	1,144	0.02
Lease asset impairments and other charges	381	0.01	689	0.01
Goodwill impairment on business	85,273	1.94	56,850	1.23
Adjusted net income	$72,061	$1.64	$69,073	$1.50

	Nine months ended September 30,
	2024	Per diluted share*	2023	Per diluted share*
Net loss	$(1,040)	$(0.02)	$(21,919)	$(0.47)
Interest, net	72	—	5,901	0.13
Loss on sale of business	103	—	3,521	0.08
Loss on investments, net	7,077	0.15	21,878	0.46
(Income) loss from equity method investments, net	(8,095)	(0.18)	8,540	0.18
Amortization	62,012	1.38	75,488	1.62
Share-based compensation	25,835	0.57	20,811	0.44
Acquisition, integration, and other costs	11,540	0.26	6,487	0.14
Disposal related costs	457	0.01	1,300	0.03
Lease asset impairments and other charges	1,038	0.02	1,519	0.03
Goodwill impairment on business	85,273	1.89	56,850	1.22
Adjusted net income	$184,272	$4.08	$180,376	$3.86

* The reconciliation of Net income (loss) per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items used to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects of the Company.

	Three months ended September 30, 2024
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment on business
Direct costs	$(53,243)	$—	$—	$—	$—	$59	$68	$64	$—	$—	$—	$(53,052)
Sales and marketing	$(127,418)	—	—	—	—	—	1,014	3,216	—	—	—	$(123,188)
Research, development, and engineering	$(15,255)	—	—	—	—	—	769	1,096	—	—	—	$(13,390)
General, administrative, and other related costs	$(101,695)	—	—	—	—	28,444	8,310	2,329	(22)	527	—	$(62,107)
Goodwill impairment on business	$(85,273)	—	—	—	—	—	—	—	—	—	85,273	$—
Interest expense, net	$(4,024)	80	—	—	—	—	—	—	—	—	—	$(3,944)
Other loss, net	$(2,633)	—	(13)	—	—	—	—	—	—	—	—	$(2,646)
Income tax expense (1)	$(12,539)	(20)	4	—	—	(7,755)	(1,533)	(1,250)	47	(146)	—	$(23,192)
Loss from equity method investment, net	$(77)	—	—	—	77	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$60	$(9)	$—	$77	$20,748	$8,628	$5,455	$25	$381	$85,273

(1)    Adjusted effective tax rate was approximately 24.3% for the three months ended September 30, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $23,192 and the denominator is $95,253, which equals adjusted net income of $72,061 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended September 30, 2023
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment on business
Direct costs	$(55,526)	$—	$—	$—	$—	$158	$76	$5	$—	$—	$—	$(55,287)
Sales and marketing	$(125,062)	—	—	—	—	—	323	1,056	4	—	—	$(123,679)
Research, development, and engineering	$(17,597)	—	—	—	—	—	840	227	3	—	—	$(16,527)
General, administrative, and other related costs	$(99,269)	—	—	—	—	32,986	5,535	3,169	1,626	1,485	—	$(54,468)
Goodwill impairment on business	$(56,850)	—	—	—	—	—	—	—	—	—	56,850	$—
Interest expense, net	$(2,817)	388	(538)	—	—	—	—	—	—	—	—	$(2,967)
Loss on investments, net	$(6,019)	—	—	6,019	—	—	—	—	—	—	—	$—
Other (loss) income, net	$(3,571)	—	5,115		—	—	—	—	—	—	—	$1,544
Income tax expense (1)	$(5,335)	(52)	(1,144)	(1,554)	—	(8,074)	39	(3,123)	(489)	(796)	—	$(20,528)
Income from equity method investment, net	$90	—	—	—	(90)	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$336	$3,433	$4,465	$(90)	$25,070	$6,813	$1,334	$1,144	$689	$56,850

(1)     Adjusted effective tax rate was approximately 22.9% for the three months ended September 30, 2023. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $20,528 and the denominator is $89,601, which equals adjusted net income of $69,073 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30, 2024
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment on business
Direct costs	$(152,900)	$—	$—	$—	$—	$246	$191	$335	$—	$—	$—	$(152,128)
Sales and marketing	$(369,184)	—	—	—	—	—	2,865	5,706	—	—	—	$(360,613)
Research, development, and engineering	$(49,824)	—	—	—	—	—	2,930	2,590	40	—	—	$(44,264)
General, administrative, and other related costs	$(296,558)	—	—	—	—	82,537	24,647	8,177	511	1,370	—	$(179,316)
Goodwill impairment on business	$(85,273)	—	—	—	—	—	—	—	—	—	85,273	$—
Interest expense, net	$(7,597)	96	—	—	—	—	—	—	—	—	—	$(7,501)
Loss on sale of business	$(3,780)	—	3,780	—	—	—	—	—	—	—	—	$—
Loss on investments, net	$(7,654)	—	—	7,654	—	—	—	—	—	—	—	$—
Other income (loss), net	$2,530	—	(4,903)	—	—	—	—	(537)	—	—	—	$(2,910)
Income tax expense	$(27,760)	(24)	1,226	(577)	—	(20,771)	(4,798)	(4,731)	(94)	(332)	—	$(57,861)
Income from equity method investment, net	$8,095	—	—	—	(8,095)	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$72	$103	$7,077	$(8,095)	$62,012	$25,835	$11,540	$457	$1,038	$85,273

(1)     Adjusted effective tax rate was approximately 23.9% for the nine months ended September 30, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $57,861 and the denominator is $242,133, which equals adjusted net income of $184,272 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Nine months ended September 30, 2023
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment on business
Direct costs	$(148,677)	$—	$—	$—	$—	$543	$246	$191	$—	$—	$—	$(147,697)
Sales and marketing	$(360,916)	—	—	—	—	—	2,285	3,128	4	—	—	$(355,499)
Research, development, and engineering	$(53,328)	—	—	—	—	—	2,581	535	3	—	—	$(50,209)
General, administrative, and other related costs	$(302,481)	—	—	—	(1,500)	100,037	19,281	7,497	1,835	2,583	—	$(172,748)
Goodwill impairment on business	$(56,850)	—	—	—	—	—	—	—	—	—	56,850	$—
Interest expense, net	$(17,780)	7,808	(538)	—	—	—	—	—	—	—	—	$(10,510)
Loss on investments, net	$(29,203)	—	—	29,203	—	—	—	—	—	—	—	$—
Other loss, net	$(5,982)	—	5,233	—	—	—	—	—	—	—	—	$(749)
Income tax expense	$(11,180)	(1,907)	(1,174)	(7,325)	375	(25,092)	(3,582)	(4,864)	(542)	(1,064)	—	$(56,355)
Loss from equity method investment, net	$(9,665)	—	—	—	9,665	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$5,901	$3,521	$21,878	$8,540	$75,488	$20,811	$6,487	$1,300	$1,519	$56,850

(1)     Adjusted effective tax rate was approximately 23.8% for the nine months ended September 30, 2023. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $56,355 and the denominator is $236,731, which equals adjusted net income of $180,376 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities to Free cash flow:

2024	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$75,558	$50,564	$105,960	$—	$232,082
Less: Purchases of property and equipment	(28,129)	(25,504)	(25,843)	—	(79,476)
Free cash flow	$47,429	$25,060	$80,117	$—	$152,606

2023	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$115,307	$39,728	$72,808	$92,119	$319,962
Less: Purchases of property and equipment	(30,017)	(25,233)	(27,226)	(26,253)	(108,729)
Free cash flow	$85,290	$14,495	$45,582	$65,866	$211,233